UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2023

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55450	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

This information contained in Item 8.01 below is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 12, 2023, Medicine Man Technologies, Inc. (the “Company”) issued a press release announcing the closing of the acquisition of substantially all of the operating assets of Cannabis Care Wellness Centers, LLC (d/b/a Smokey’s) and Green Medicals Wellness Center #5, LLC (d/b/a Smokey’s) (together referenced herein as “Smokey’s”) used or held for use in Smokey’s’ business of owning and operating its retail and medical marijuana stores located in Fort Collins, Colorado and Garden City, Colorado. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information under Item 7.01 of this Current Report of Form 8-K and the press release attached as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

On May 10, 2023, Smoke Holdco, LLC (“Smokey’s Buyer”), a wholly-owned subsidiary of the Company, acquired certain of the operating assets of Smokey’s, and assumed specific obligations of Smokey’s’ pursuant to the terms of the Asset Purchase Agreement, dated January 25, 2023 (the “Purchase Agreement”), among Smokey’s Buyer, Smokey’s, Jeremy Lewchuk, Thomas Wilczynski, and T&B Holdings, LLC (together with Jeremy Lewchuk and Thomas Wilczynski, the “Equityholders”), and Thomas Wilczynski, as Representative. Pursuant to the Purchase Agreement, Smokey’s Buyer acquired substantially all of Smokey’s’ assets related to its retail and medical cannabis stores located in Garden City, Colorado and Fort Collins, Colorado (other than assets expressly excluded from the acquisition under the Purchase Agreement), which included, the associated leases and cannabis licenses, and assumed certain liabilities for contracts acquired under the Purchase Agreement (collectively, the “Acquisition”).

After purchase price adjustments for transaction and related expenses, the aggregate consideration for the Acquisition was approximately $7.5 million, of which approximately $3.75 million was paid in cash and $3.15 million was paid in Company stock at a share price of $1.092 per share. Total shares issued at the closing of the Purchase Agreement equaled 3,434,066 of Company common stock. The stock consideration is subject to post-closing reduction if any of the actual cannabis product inventory or cash at closing is less than certain targets stated in the Purchase Agreement. The company held back from issuance $600,000 worth of Company common stock (the price of such shares to be determined based on the Company’s closing stock price on November 11, 2024), and $150,000 from the cash consideration, as collateral for potential claims for indemnification from Smokey’s under the Purchase Agreement. Any of the purchase price held back and not used to satisfy indemnification will be issued and released on November 11, 2024. The Company funded the Acquisition from cash on hand and cash from the proceeds of the convertible notes issued pursuant to the Indenture entered into on December 7, 2021.

The issuances of the shares of the Company’s common stock at the closing of the Acquisition was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Securities Act Rule 506(b). The shares were issued in a privately negotiated transaction. The Equityholders are sophisticated and represented in writing that they are accredited investors and acquired the securities for their own accounts for investment purposes. Further, the Purchase Agreement states that the shares in question have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom. A legend will be placed on any certificates representing such shares referencing the restricted nature of the shares.

The Company entered into a lock-up agreement with each Equityholder providing limitations on the resale of the Company common stock issued to the Equityholders at closing.

The company previously reported the terms of the Purchase Agreement and the transaction contemplated thereby in Item 8.01 of the Company’s Current Report on Form 8-K filed on January 31, 2023. The foregoing description of the Acquisition and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Purchase Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1 *	Asset and Purchase Agreement, dated January 25, 2023, by and Among Medicine Man Technologies, Inc., Smoke Holdco, LLC, Cannabis Care Wellness Centers, LLC, Green Medicals Wellness Centers, LLC, Jeremy Lewchuk, Thomas Wilczynski, T&B Holdings, LLC, and Thomas Wilczynski as Representative (Incorporated by reference to Exhibit 2.3 to Medicine Man Technologies, Inc.’s Quarterly Report on Form 10-Q filed May 11, 2023 ((Commission File No. 000-55450))
99.1	Press Release, dated May 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Christine Jones
Date: May 17, 2023		Christine Jones Chief Legal Officer